UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 16, 2011

Date of Report (Date of earliest event reported)

FEI COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-22780	93-0621989
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer File Number)

5350 NE Dawson Creek Drive, Hillsboro, Oregon 97124

(Address of principal executive offices, including zip code)

(503) 726-7500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Salary Changes for Benjamin Loh, Executive Vice President, Global Business Operations

In connection with the promotion of Benjamin Loh from Executive Vice President, Worldwide Sales and Service, to Executive Vice President, Global Business Operations, the Compensation Committee (the “Committee”) of the Board of Directors of FEI Company (the “Company”) increased Mr. Loh’s base salary from $319,500 to $400,000 and targeted incentive compensation percentage from 60% to 70%. Also as part of the salary changes, Mr. Loh will no longer receive a living allowance (“Living Allowance”) of $110,000, which in prior years covered certain housing, children’s education and travel expenses. These compensation changes were made effective May 1, 2011.

Effective May 16, 2011, the Committee also made a one-time grant of 6,249 restricted stock units (“RSUs”) from within the Company’s 1995 Stock Incentive Plan to Mr. Loh in connection with his promotion. These RSUs vest in four equal annual installments beginning May 16, 2012.

Other Salary Changes

Effective May 1, 2011, the Committee also made adjustments to the base salaries of the Company’s other named executive officers. The changes in base salary were aimed to better align base salary to the 50th percentile of peer compensation, which is consistent with the overall approach of the Committee regarding base salary, as more fully described in the Company’s Proxy Statement for 2011. Compensia, the Committee’s independent compensation consultant, provided input into the changes. The new base salaries for these officers are set out below.

Named Executive Officer:	Base Salary:
Don R. Kania	$617,080
Raymond A. Link	$350,000
Bradley J. Thies	$295,600

Changes to Severance Agreements

Effective May 16, 2011, the Committee approved changes to its severance arrangements with Dr. Kania, the Company’s President and Chief Executive Officer; Mr. Link, the Company’s Executive Vice President and Chief Financial Officer; and Mr. Loh, the Company’s Executive Vice President, Global Business Operations. The Committee also approved entering into a severance arrangement with Mr. Thies, the Company’s Vice President, General Counsel and Secretary. A description of current severance arrangements can be found in the Company’s Proxy Statement for 2011. In making the changes, the Committee took into account a review of severance practices and benchmarking by Compensia. The descriptions below are subject to the completion of agreements and amendments reflecting the changes, the forms of which will be filed subsequently.

•

The term of each new agreement will be limited to 3 years. The current severance arrangements with Dr. Kania and Mr. Link are indefinite. Mr. Loh’s current severance arrangement terminates in August 2011 and Mr. Thies does not have a current severance arrangement.

•

Under the new arrangements approved by the Committee, Dr. Kania will receive a severance benefit of 1.5 times his base salary upon termination due to death, disability or for reasons other than for “cause.” Dr. Kania is currently entitled to 1.5 times his base salary and targeted incentive compensation (“Total Cash Compensation”). Further, under the new arrangements Dr. Kania will receive 18 months of health insurance, which is not currently provided.

•

Based on the new modified severance, if the employment of Messrs. Link, Loh or Thies is terminated due to death, disability or for reasons other than for “cause,” each will receive 1 times his base salary and 12 months of health insurance. Also, Mr. Loh will no longer receive a Living Allowance severance payment.

Approved Modifications to Change of Control Benefits

Effective May 16, 2011, the Committee also approved modest changes to the change of control protections provided to the Company’s named executive officers. A description of current change of control arrangements can be found in the Company’s Proxy Statement for 2011. The modifications approved by the Committee for change of control are described below. As with the severance changes, the Committee factored into its conclusions a benchmark survey by Compensia. Note, the descriptions of the changes are subject to the completion of amendments to current agreements, the forms of which will be filed subsequently.

•

For all the officers, the change of control agreements will continue to have “double trigger” provisions that provide payments and benefits only in the event that: (i) the Company is involved in a change of control transaction; and (ii) the executive officer’s employment is terminated (or constructively terminated) in connection with a change of control. Under the approved changes, the protection period will be increased to include termination within 3 months prior to a change of control in addition to 18 months following a change of control.

•

Dr. Kania will be entitled to a severance payment equal to 2.5 times his Total Cash Compensation and 30 months of health insurance and life insurance (capped at $40,000). Under the existing agreement, Dr. Kania is entitled to 2 times his Total Cash Compensation and a lump sum cash payment for 30 months of health insurance and 24 months of life insurance benefits. Dr. Kania will continue to receive the same full accelerated vesting of equity awards as is in place in his current agreement. As with his current agreement, there will be no tax gross up of the benefit to cover any potential exposure to excise taxes under IRS Code Section 280G but rather a potential cut back of benefit to achieve the most efficient tax result.

•

Messrs. Link, Loh and Thies will each be entitled to a severance payment equal to 2 times each’s respective Total Cash Compensation (up from 2 times base salary and 1 times targeted incentive compensation for Messrs. Link and Thies, and 1 times Total Cash Compensation for Mr. Loh) and 24 months of health insurance and life insurance (capped at $20,000). Under the existing agreements, Messrs. Link and Thies are entitled to 2 times base salary and 1 times target bonus and a lump sum cash payment for 24 months of health insurance and life insurance (capped at $5,000), and Mr. Loh is entitled to 1 times Total Cash Compensation with no health or life insurance benefits. There will be no changes to the treatment of outstanding equity awards (full vesting upon change of control). Like the current agreements for Messrs. Link, Loh and Thies, there will be no IRS Code Section 280G gross up but there will be a cut back provision.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FEI COMPANY

/s/ Bradley J. Thies
Bradley J. Thies
Vice President, General Counsel and Secretary

Date: May 20, 2011